U.S. SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM SB-2


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                WEB WIZARD, INC.


             (Exact name of Registrant as specified in its charter)


        NEVADA                           7370               PENDING
(State or other jurisdiction      Standard Industrial     IRS Employer
of incorporation or organization)    Classification    Identification Number

                            YA TANG CHAO, PRESIDENT

                            NO. 8 LANE 15 GANG YANG

                           XIN CUNHUICHENG, XIN HUI,

                             JIANG MEN CITY, CHINA

                           TELEPHONE: +7-3952-681-877

                           FACSIMILE: +7-3952-208-256

               (Name and address of principal executive offices)

                                   VAL-U CORP

                          ATTENTION: ROBERT C. HARRIS

                                 564 WEDGE LANE

                             FERNLEY, NEVADA, 89408

                            TELEPHONE: 775-575-5556

                            FACSIMILE: 775-575-1261

           (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                            David E. Danovitch, Esq.

                           Kristin J. Angelino, Esq.

                               Gersten Savage LLP

                              600 Lexington Avenue

                               New York, NY 10022

                            Telephone: 212-752-9700

                            Facsimile: 212-980-5192

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. {checked-box}

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and
list the Securities  Act  registration   statement   number   of  the  earlier
effective registration statement for the same offering. {square}

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and ist the Securities Act registration statement number of the earlier effective registration statement for the same offering. {square}

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. {square}

                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH       AMOUNT TO  PROPOSED MAXIMUM   PROPOSED MAXIMUM AMOUNT OF
CLASS OF SECURITIES BE         OFFERING PRICE PER AGGREGATE        REGISTRATION
TO BE REGISTERED    REGISTERED SHARE(1)(2)        PRICE            FEE

common stock        3,225,000  $0.02              $64,500          $2.53

(1) Based on the last sales price on July 31, 2007.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED JANUARY 11 , 2008


PRELIMINARY PROSPECTUS


                                WEB WIZARD, INC.


                        3,225,000 SHARES OF COMMON STOCK


This prospectus relates to the resale of up to 3,225,000 shares of our common stock, par value $0.001 per share.

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. Our Common Stock is presently not traded on any market or securities exchange.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB"), and thereafter at prevailing market prices or privately negotiated prices. This offering price was determined by us based on the last offering price of our shares. The expenses of the offering, estimated at $15,000, will be paid by us.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Web Wizard, Inc., or the shares of our Common Stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.











              THE DATE OF THIS PROSPECTUS IS JANUARY [___], 2008

                               TABLE OF CONTENTS


                                                                           PAGE

SUMMARY.......................................................................1
RISK FACTORS..................................................................3
FORWARD-LOOKING STATEMENTS....................................................9
USE OF PROCEEDS...............................................................9
DETERMINATION OF OFFERING PRICE...............................................9
DILUTION......................................................................9
SELLING SHAREHOLDERS.........................................................10
PLAN OF DISTRIBUTION.........................................................13
LEGAL PROCEEDINGS............................................................15
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............17
DESCRIPTION OF SECURITIES....................................................17
INTERESTS OF NAMED EXPERTS AND COUNSEL.......................................18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES ................................................................ 19
ORGANIZATION WITHIN LAST FIVE YEARS..........................................19
DESCRIPTION OF BUSINESS......................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS...................23
DESCRIPTION OF PROPERTY......................................................26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................26
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................26
EXECUTIVE COMPENSATION.......................................................27
FINANCIAL STATEMENTS.........................................................29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS................................30
AVAILABLE INFORMATION........................................................30

                                    SUMMARY

This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and their accompanying notes.

In this prospectus, "Web Wizard," "the Company," "we," "us," and "our," refers to Web Wizard, Inc., unless the context otherwise requires. Unless otherwise indicated, the term "fiscal year" refers to our fiscal year ending December 31. Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock.



THE COMPANY

We were incorporated on May 9, 2007 under the laws of the state of Nevada.
Our principal offices are located at No. 8, Lane 15, Gang Yang, Xin CunHuicheng, Xin Hui, Jiang Men City, China. Our telephone number is +7-3952-20-82-56. Our website is www.webwizardnet.com. We provide web services and products that enable small and medium-sized businesses to establish, maintain, promote and optimize their Internet presence. To date, we have commenced business operations by selling a Web design solutions package to a restaurant located in Canada.



THE OFFERING



SECURITIES BEING        Up to 3,225,000 shares of common stock.
  OFFERED
OFFERING PRICE

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING

The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING

The offering will conclude when all of the 3,225,000 shares of common stock have been sold or we, in our sole discretion, decide to terminate the registration of the shares. We may decide to terminate the registration if it is no longer necessary due to the operation of the resale provisions of Rule
144. We may also terminate the offering for no given reason whatsoever.

RISK FACTORS

The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.
See "Risk Factors" beginning on page 3.

COMMON STOCK ISSUED AND
OUTSTANDING BEFORE       8,225,000 shares of our common stock are issued and
THE OFFERING             outstanding as of the date of this prospectus.

COMMON STOCK
OUTSTANDING AFTER        8,225,000 shares
OFFERING

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling shareholders.

SUMMARY       BALANCE SHEET              SEPTEMBER 30, 2007
FINANCIAL                                (AUDITED)
INFORMATION
              Cash                       $25,298
              Total Assets               $25,298
              Liabilities                $0
              Total Stockholders' Equity $25,298

              STATEMENT OF LOSS          FROM  MAY 7, 2007
              AND DEFICIT                (DATE OF INCEPTION) TO
                                         SEPTEMBER 30, 2007
                                         (AUDITED)

             Revenue                     $1,434
             Net Income                  $1,398

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment.



RISKS RELATED TO OUR BUSINESS



THE SUCCESS OF OUR BUSINESS DEPENDS ON THE CONTINUED GROWTH OF THE INTERNET AS A BUSINESS TOOL FOR SMALL AND MEDIUM-SIZED BUSINESSES.

Expansion in the sales of our Web services and products will depend on the continued acceptance of the Internet as a communications and commerce platform for small and medium-sized businesses. The use of the Internet as a business tool could be adversely affected by delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility, and quality of service. The performance of the Internet and its acceptance as a business tool have been harmed in the past by viruses, worms, and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If for any reason the Internet does not remain a widespread communications medium and commercial platform or businesses do not continue to become Internet enabled and maintain an online presence, the demand for our services and products would be significantly reduced, thereby significantly affecting our sales and the success of our business.

IF ECONOMIC OR OTHER FACTORS NEGATIVELY AFFECT THE SMALL AND MEDIUM-SIZED BUSINESS SECTOR, OUR CUSTOMERS MAY BECOME UNWILLING OR UNABLE TO PURCHASE OUR WEB SERVICES AND PRODUCTS, WHICH COULD CAUSE OUR REVENUE TO DECLINE AND IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

Our existing and target customers are small and medium-sized businesses. These businesses are more likely to be significantly affected by economic downturns than larger, more established businesses. Additionally, these customers often have limited discretionary funds, which they may choose to spend on items other than our Web services and products. If small and medium-sized businesses experience economic hardship, they may be unwilling or unable to expend resources to develop their Internet presences, which would negatively affect the overall demand for our services and products and could cause our revenue to decline.

OUR OPERATING RESULTS ARE DIFFICULT TO PREDICT AND FLUCTUATIONS IN OUR PERFORMANCE MAY RESULT IN VOLATILITY IN THE MARKET PRICE OF OUR COMMON STOCK.

Due to our limited operating history, our evolving business model, and the unpredictability of our emerging industry, our operating results are difficult to predict. We expect to experience fluctuations in our operating and financial results due to a number of factors, such as:

     * our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers' requirements;

     *  the renewal rates for our services;

     *  changes in our pricing policies;

     *  the introduction of new services and products by us or our competitors;

     *  our ability to hire, train and retain members of our sales force;

     *  the rate of expansion and effectiveness of our sales force;

     *  technical difficulties or interruptions in our services;

     *  general economic conditions;

     *  additional investment in our services or operations; and

     *  our   success   in   maintaining   and   adding   strategic   marketing
        relationships.

Such fluctuations may result in volatility in the market price of our common stock.



WE  FACE  INTENSE  AND  GROWING COMPETITION.   IF  WE  ARE  UNABLE  TO  COMPETE
SUCCESSFULLY, OUR BUSINESS WILL BE SERIOUSLY HARMED.

The market for our Web services and products is competitive and has relatively low barriers to entry. Our competitors vary in size and in the variety of services they offer. We encounter competition from a wide variety of company types, including:

     *  Website design and development service and software companies;

     *  Internet service providers and application service providers;

     *  Internet search engine providers;

     *  Local business directory providers; and

     *  Website domain name providers and hosting companies.

In addition, due to relatively low barriers to entry in our industry, we expect the intensity of competition to increase in the future from other established and emerging companies. Increased competition may result in price reductions, reduced gross margins, and loss of market share, any one of which could seriously harm our business. We also expect that competition will increase as a result of industry consolidations and formations of alliances among industry participants.

Moreover, many of our current competitors have longer operating histories, significantly greater inancial, technical, marketing and other resources, greater brand recognition and, we believe, a larger installed base of customers. These competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They may be able to devote greater resources to the promotion and sale of their services and products than we can. If we fail to compete successfully against current or future competitors, our revenue could increase less than anticipated, or even decline, and our business could be significantly harmed.

OUR FAILURE TO BUILD BRAND AWARENESS WITHIN A SHORT PERIOD OF TIME COULD COMPROMISE OUR ABILITY TO COMPETE AND TO GROW OUR BUSINESS.

As a result of the anticipated increase in competition in our market, and the likelihood that some of this competition will come from companies with established brands, we believe brand name recognition and reputation will become increasingly important. Our planned strategy of relying significantly on third-party strategic marketing relationships to find new customers may impede our ability to build brand awareness, as our customers may mistakenly believe our Web services and products will be those of the parties with which we have strategic marketing relationships. If we do not continue to build brand awareness, we could be placed at a competitive disadvantage to companies whose brands are more recognizable than ours.

IF WE CANNOT ADAPT TO TECHNOLOGICAL ADVANCES, OUR WEB SERVICES AND PRODUCTS MAY BECOME OBSOLETE AND OUR ABILITY TO COMPETE WOULD BE IMPAIRED.

Changes in our industry occur very rapidly, including changes in the way the Internet operates or is used by small and medium-sized businesses and their customers. As a result, our Web services and products could become obsolete within a short time period. The introduction of competing products employing new technologies and the evolution of new industry standards could render our existing products or services obsolete and unmarketable. To be successful, our Web services and products must keep pace with technological developments and evolving industry standards, address the ever-changing and increasingly sophisticated needs of our customers, and achieve market acceptance. If we are unable to develop new Web services or products, or enhancements to our Web services or products, on a timely and cost-effective basis, or if new Web services or products or enhancements do not achieve market acceptance, our business would be seriously harmed.

PROVIDING WEB SERVICES AND PRODUCTS TO SMALL AND MEDIUM-SIZED BUSINESSES DESIGNED TO ALLOW THEM TO INTERNET-ENABLE THEIR BUSINESSES IS A NEW AND EMERGING MARKET; IF THIS MARKET FAILS TO DEVELOP, WE WILL NOT BE ABLE TO GROW OUR BUSINESS.

Our success depends on a significant number of small and medium-sized business outsourcing Website design, hosting, and management as well as adopting other online business solutions. The market for our Web services and products is relatively new and untested. Custom Website development has been the predominant method of Internet enablement, and small and medium-sized businesses may be slow to adopt our template-based Web services and products. Further, if small or medium-sized businesses determine that having an Internet presence is not giving their businesses an advantage, they would be less likely to purchase our Web services and products. If the market for our Web services and products fails to grow or grows more slowly than we currently anticipate, or if our Web services and products fail to achieve widespread customer acceptance, our business would be seriously harmed.

THE ISSUANCE OF ADDITIONAL SHARES WILL RESULT IN DILUTION TO OUR CURRENT SHAREHOLDERS.

To date, we have been dependent on funds contributed by our President, Mr. Ya Tang Chao, for the operations of the Company. In order to secure additional funding to continue operations, we may need to engage in equity or debt financings. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock, including the shares of common stock sold in this offering. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all.
If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING TO SUPPORT BUSINESS GROWTH, OUR BUSINESS MAY FAIL.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new services and products or enhance our existing Web services, enhance our operating infrastructure and acquire complementary businesses and technologies.

While at September 30, 2007 we had cash on hand of $25,298, unless we obtain additional funding, we expect that we will only be able to continue operations for twelve months. We anticipate that additional funding will be needed for general administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. The availability of additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds, if any, is through the sale of additional shares of common stock or advances from our sole director.

WE HAVE COMMENCED LIMITED BUSINESS OPERATIONS, AND THEREFORE WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on May 9, 2007 and to date have been involved primarily in organizational activities. We have earned revenues in the amount of $1,434 as of the date of this prospectus and have total income of $1,398 from our incorporation to September 30, 2007.

We have had very limited operations. Accordingly, you cannot thoroughly evaluate our business, and therefore our future prospects, due to a lack of operating history.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THIS MAY COMPROMISE OUR ABILITY TO SUCCESSFULLY MANAGE OUR BUSINESS AND PURSUE OUR GRWOTH STRATEGY.

We depend on the services of our sole director and officer, Ya Tang Chao, for the future success of our business. The loss of the services of Mr. Chao could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Mr. Chao and we do not have a contract for his services.

OUR DIRECTOR AND OFFICER OWNS 60.79% OF OUR OUTSTANDING COMMON STOCK AND THEREFORE HAS CONTROL OVER ALL CORPORATE DECISIONS. HE MAY MAKE BUSINESS DECISIONS THAT ARE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this Prospectus, Mr. Chao, our sole director and officer, owns approximately 60.79% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, as well as the power to prevent or cause a change in control. The interests of Mr. Chao may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

GOVERNMENTAL REGULATION INVOLVING THE TRANSMISSION OF INFORMATION OVER THE INTERNET IS EVOLVING, AND WE MAY FACE LIABILITY IN CONNECTION WITH THE INFORMATION THAT IS TRANSMITTED USING OUR WEB SERVICES AND PRODUCTS.

The legal framework that applies to the Internet is continually evolving. Laws relating to the Internet have been, and likely will continue to be, enacted that address issues of privacy, security, pricing, taxation, quality and substance of services and products, and other issues. Because our Web services and products allow customers to transmit information over the Internet on their own Websites, and because we develop many of these Websites, we may be found to be liable for any improper information that our customers transmit. We may face liability for defamation, negligence, copyright, patent or trademark infringement, and other claims based on the nature and content of the materials being transmitted by our Web services. Although we retain discretion to cancel the Web services being provided to customers if we learn such content is being transmitted, there can be no guarantee that our customers will refrain from such transmission or that we will not be deemed responsible for the content being transmitted or hosted using our Web services or products. Government regulations also could affect the cost of communicating on the Internet and could negatively affect the demand for our Web services and products, and our business could thereby be harmed.

RISKS RELATED TO OUR COMMON STOCK

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND WE CANNOT ASSURE YOU THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Currently, our stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to have our common stock publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTCBB, or, if traded, a public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock. If our common stock is not quoted on the OTCBB or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased, rendering their shares effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB (which is maintained by the NASD) commencing upon the effectiveness of our registration statement of which this prospectus is a part. We cannot assure you that such market maker's application will be accepted by the NASD. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our shares will develop or the prices at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors,investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

BECAUSE WE WILL BE SUBJECT TO "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OTCBB, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the
purchaser's   written   agreement  to  the  transaction.  Consequently,  these
requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Statements that are not based on historical facts, which can be identified by the use of such words as "likely," "will," "suggests," "target," "may," "would," "could," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," and similar expressions and their variants, are forward-looking. Such statements reflect our judgment as of the date of this prospectus and they involve many risks and uncertainties, including those described under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as statements as to our future operating results; our business prospects; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy; our possible financings; and the adequacy of our cash resources and working capital. These risks and uncertainties could cause actual results to differ materially from those predicted in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law and regulations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

We agreed to  register for  resale  shares  of  common  stock  by  the  selling shareholders listed below. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling shareholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling shareholders named below and as adjusted to give effect to the sale of the shares offered hereby. For purposes of this table, beneficial ownership has been determined
in accordance with rules promulgated  by  the  SEC.   The  "Total Shares Owned
upon Completion of this Offering" column assumes the sale of all shares offered. The information in the table below is current as of the date of this prospectus.

All information contained in the table below is based upon information provided to us by the selling shareholders and we have not independently verified this information. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

No selling shareholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling shareholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, or with any other person to distribute the stock.


                               TOTAL NUMBER
                    SHARES     OF SHARES TO BE
                    OWNED      OFFERED FOR       TOTAL SHARES   PERCENT OWNED
                    PRIOR      SELLING           OWNED UPON     UPON
NAME OF SELLING     TO THIS    SHAREHOLDER       COMPLETION OF  COMPLETION OF
STOCKHOLDER         OFFERING   ACCOUNT           THIS OFFERING  THIS OFFERING

Weixia Guo          400,000    400,000            Nil           Nil
4719 Village Drive
Burnaby, BC V5G 4V7
Ji Chen             400,000    400,000            Nil           Nil
4719 Village Drive
Burnaby, BC V5G 4V7
Qisen Hou           400,000    400,000            Nil           Nil
Baikalskaya St,
242A-121
Irkutsk, Russia
664075

                               TOTAL NUMBER
                    SHARES     OF SHARES TO BE
                    OWNED      OFFERED FOR       TOTAL SHARES   PERCENT OWNED
                    PRIOR      SELLING           OWNED UPON     UPON
NAME OF SELLING     TO THIS    SHAREHOLDER       COMPLETION OF  COMPLETION OF
STOCKHOLDER         OFFERING   ACCOUNT           THIS OFFERING  THIS OFFERING

Xiang Wang          400,000    400,000            Nil           Nil
Room 302 No. 44
Lane 150
Gui Lin Dong Street
Shanghai, China
200032
Li Wei              400,000    400,000            Nil           Nil
Room 402, Building
6, 2 District
An Zhen Xi Li
Beijing, P.R. China
100101
Fan Jinsehng        400,000    400,000            Nil           Nil
#01-91 Xincheng
Xiaoqu
Hexi District
Tianjin, China
Shiyi Zhou          37,500     37,500             Nil           Nil
1-4-503 Liyuanli,
Ping Jian Dao
Hexi District Tian
Jian, China 300190
Ge Zhang            37,500     37,500             Nil           Nil
Room 1704 Block A
Yulong Ping
138 Hao, Tao Jin
Dong Road
Guang Zhou, China
510095
Yang Wang           37,500     37,500            Nil            Nil
Residence of China
Cotton
Developing
District, An Yang
Henan, China 455000
Cui Gui Chen        37,500     37,500            Nil            Nil
Rm 102, Lane 77
Zhong Shan 2nd Road
Shanghai, P.R.
China
Venkatasubramaniam  37,500     37,500            Nil            Nil
Ganapathy
Old 25, New 24,
Rangan Street T.
Nagar,
Chenai - 6000017
India
Kaiyu Wu            37,500     37,500            Nil            Nil
#10- Unit 3,
Railway Complex 16
Shaowuda East
Street
Hu He Hao Te City
Wei Meng Gi, P.R.
China

                               TOTAL NUMBER
                    SHARES     OF SHARES TO BE
                    OWNED      OFFERED FOR       TOTAL SHARES   PERCENT OWNED
                    PRIOR      SELLING           OWNED UPON     UPON
NAME OF SELLING     TO THIS    SHAREHOLDER       COMPLETION OF  COMPLETION OF
STOCKHOLDER         OFFERING   ACCOUNT           THIS OFFERING  THIS OFFERING
Wu Yan              37,500     37,500            Nil            Nil
Rm 101 - Unit 2, 12
Building
Four Season Village
University of Tian
Jin, P.R. China
Xue Qiang Qian      37,500     37,500            Nil            Nil
Norilskaya St, 9-30
Irkutsk, Russia
664013
Hu Da Wei           37,500     37,500            Nil            Nil
Haining Road 291
Shanghai, China
Cheng Chang Zhen    37,500     37,500            Nil            Nil
#403 - Block A
Lingnan Daxia
Luhu Road, No. 5
Guangzhou, China
Xinghui Tang        37,500     37,500            Nil            Nil
#202 No. 29 Lane,
200 Langao Rd.
Putuo District
Shanghai, China
Yin Kang            37,500     37,500            Nil            Nil
No. 25, *F, Unit 1,
Building 3
Xi Cai Jun Yuna,
No. 45 West
Section 2, Er Huan
Rd. Chengdu
Sichuan, P.R. China
Yingqiang Fei       37,500     37,500            Nil            Nil
401 Room, No. 11
Huajiachi
Jeijiang University
Hang Zhou City,
China
Song Tao Ma         37,500     37,500            Nil            Nil
901 Xin Hai City
Yi Xian Road
Shanghai, P.R.
China
Blaine Yamakawa     37,500     37,500            Nil            Nil
330 - 3000
Riverbend Drive
Coquitlam, BC V3C 6R1


                               TOTAL NUMBER
                    SHARES     OF SHARES TO BE
                    OWNED      OFFERED FOR       TOTAL SHARES   PERCENT OWNED
                    PRIOR      SELLING           OWNED UPON     UPON
NAME OF SELLING     TO THIS    SHAREHOLDER       COMPLETION OF  COMPLETION OF
STOCKHOLDER         OFFERING   ACCOUNT           THIS OFFERING  THIS OFFERING
Joleen Basigin      37,500     37,500            Nil            Nil
3300 - 3000
Riverbend Drive
Coquitlam, BC V3C
6R1
Dawson Zhou         37,500     37,500            Nil            Nil
2104 - 6220 McKay
Avenue
Burnaby, BC V5H 4M8
Kam Tim Sin         37,500     37,500            Nil            Nil
13-F Flat A Bedford
Garden
North Point, HKSAR
Wing Wa Betty Leung 37,500     37,500            Nil            Nil
Flat B, 26/F, Block
4, City Garden
North Point, Hong
Kong, China
Suyun Jiang         37,500     37,500            Nil            Nil
385 - 401 Holoowya
Rd.
London, England NT
ORN
Chunlan Chen        37,500     37,500            Nil            Nil
Suite 702, Building
6,
Lane 500 Hua Mu
Road
Pu Dong, Shanghai,
China
Jimin Huang         37,500     37,500            Nil            Nil
Room 708, No. 3
Lane 8
Shuang Feng Rd.
Shanghai, China

The numbers in this table assume that none of the selling shareholders sell shares of common stock purchase additional shares of common stock, and assume that all shares offered hereby are sold. The percentages are based on 8,225,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

  (1)has had a material relationship with us other than as a shareholder at any time within the past three years; or

  (2)has ever been one of our officers or directors.



                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

Following the effective date of this registration statement, we plan to apply to have our shares quoted for trading on the OTC Bulletin Board. We anticipate that once the shares are trading on the OTCBB or any other market the selling shareholders will sell their shares directly into any such market.

In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market maker and there is no assurance that we will be able to do so. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for a quotation on our behalf in order to make a market for our common stock.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

The shares may also be sold in compliance with Rule 144, promulgated under the Securities Act of 1933.

The selling shareholders also may sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

The SEC also has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  {circle}contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  {circle}contains a description of the broker's or dealer's duties to the customer and the rights and remedies available to the customer with respect to a violation of such duties

  {circle}contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

  {circle}contains a toll-free telephone number for inquiries on disciplinary actions;

  {circle}defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

  {circle}contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  {circle}with bid and offer quotations for the penny stock;

  {circle}the compensation of the broker-dealer and its salesperson in the transaction;

  {circle}the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

  {circle}monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are we aware of any threatened proceedings against us. Our address for service of process in Nevada is 564 Wedge Ln., Fernley, Nevada 89408.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and his age as of the date of this prospectus are as follows:

NAME          AGE      OFFICE
Ya Tang Chao  32       President, Chief Executive Officer,
                       Secretary, Treasurer and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

MR. CHAO has acted as our President, CEO, Secretary, Treasurer and Director since our incorporation on May 9, 2007. Since 2000, Mr. Chao has worked as an IT consultant to HSBC's Group Development Center, the Bank's information technology arm based in Burnaby, British Columbia and focused on developing Web applications for the bank's online banking operations. From 1996 until 1999, Mr. Chao was a software engineer with IPACS, a Singapore-based IT outsourcing company with operations in Shanghai, China. At IPACS, Mr. Chao helped developed software applications and platforms for brokerage houses and banks based in Shanghai. Mr. Chao graduated with a Bachelor's Degree in Computer Science from China National Textile University in 1999.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

CONFLICTS OF INTEREST

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

DIRECTOR INDEPENDENCE

Our determination of independence of directors is made using the definition of "independent director" contained under Rule 4200(a)(15) of the Rules of FINRA, even though such definitions do not currently apply to us because we are not listed on NASDAQ. Mr. Chao is not "independent" under this definition as he serves as our President, Secretary and Treasurer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by our officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

               NAME AND
TITLE          ADDRESS OF         AMOUNT OF
OF CLASS       BENEFICIAL OWNER   BENEFICIAL OWNERSHIP  PERCENT OF CLASS
COMMON STOCK   Ya Tang Chao       5,000,000             60.79%
               President, Chief
               Executive Officer,
               Treasurer, Secretary
               and Director
               No. 8 Lane 15 Gang Yang
               Xin ChunHuicheng, Xin Hui,
               Jiang Men City, China
COMMON STOCK   All officers and
               directors as a
               group (one person) 5,000,000             60.79%

The percent of class is based on 8,225,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

All of the shares of our authorized capital stock, when issued for such consideration as our Board of Directors may determine, shall be fully paid and non-assessable.

COMMON STOCK

As of the date of this Prospectus, there were 8,225,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

OPTIONS AND WARRANTS

We have not issued and do not have outstanding any options or warrants to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The legality of the common stock offered by this prospectus and certain legal matters in connection with the offering will be passed upon for us by Gersten Savage LLP, New York, New York.

The financial statements included in this prospectus and the registration statement have been audited by the firm of George Stewart, CPA, Seattle, Washington, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSFER AGENT

We do not currently have a transfer agent. We are in the process of identifying potential transfer agents and plan to select one prior to going effective.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on May 9, 2007 under the laws of the state of Nevada. On that date, Ya Tang Chao was appointed as our president, chief executive officer, treasurer, secretary and director.

DESCRIPTION OF BUSINESS

GENERAL

We were formed as a corporation pursuant to the laws of the state of Nevada on May 9, 2007. We have commenced operations as a provider of Web services and products that enable small and medium-sized businesses to establish, maintain, promote, and optimize their Internet presence. Our primary service offerings include Website design and publishing, Internet marketing and advertising, search engine optimization, search engine submission, and lead generation. In addition to our primary service offering, we provide a variety of premium services to customers who desire more advanced capabilities, such as e-commerce solutions and more sophisticated Internet marketing services. This breadth and flexibility of our offerings allow us to address the Web services needs of a wide variety of customers, ranging from those just establishing their Websites to those requiring a more robust Internet presence.

Our technology automates many aspects of creating, maintaining, enhancing, and marketing Websites on behalf of our customers. We intend to become one of the industry's largest providers of affordable Web services and products enabling small and medium-sized businesses to have an effective Internet presence.

We intend to sell our Web services and products primarily to customers identified through strategic marketing relationships with established companies that have large numbers of small and medium-sized business customers, such as business associations. We intend to establish a direct sales force that utilizes leads generated by our strategic marketing relationships to acquire new customers. Our sales force will specialize in selling to small and medium-sized businesses across a wide variety of industries throughout North America.

INDUSTRY BACKGROUND

Our target market consists of approximately 23 million businesses in the United States. This market onsists of approximately 14.7 million income-generating home-based businesses and approximately 8.2 million additional businesses with fewer than 100 employees that are not home-based businesses, as estimated by IDC, in March 2006. Adding these two markets together, this target market represents approximately 23 million businesses. We believe that small and medium-sized businesses understand that an effective Web presence isimportant to their success because of the increasing acceptance of the Internetas a tool for both consumers and businesses. We believe our market opportunity is driven by the following factors:

  {circle}Small and medium-sized businesses often lack technical and marketing skills needed to create an effective Web presence;

  {circle}As  Internet  usage  continues  to  grow,   small   and  medium-sized
     businesses will need more robust and complex Web services to generate customer traffic and impact buying behavior;

  {circle}Small and medium-sized businesses are value-driven and monitor the return on their investments;

  {circle}Outsourcing of information technology through the Internet is growing in acceptance and use; and

  {circle}Profitably serving small and medium-sized businesses can be a challenge and vendors must have cost-effective and efficient processes.

GROWTH IN INTERNET USAGE ENABLES OUTSOURCING BY BUSINESSES

According to a March 2006 report (# 35050) by IDC approximately 73% of U.S. small businesses had Internet access in 2005, which is expected to grow to nearly 81% by 2010. The pervasiveness of the Internet has enabled companies to deliver important components of information technology infrastructure remotely as a service. Businesses can now outsource systems and software to Application Service Providers ("ASP"), which allows the implementation, hosting, maintenance, and upgrading of systems and software to be done in a more cost-effective manner than businesses may have been able to do internally.

INCREASING CONSUMER USE OF THE INTERNET TO LOCATE LOCAL BUSINESSES

Use of the Internet by consumers is widespread and growing. Jupiter Research, an independent market research firm, in a report dated March 2006, projected that the percentage of U.S. households with Internet access will increase from 69% in 2005 to 77%, or 93 million households, by 2011. Consumers searching the Internet for local businesses and services typically use two types of services:
Internet yellow pages Websites and geographically targeted searches. We believe consumers will increasingly choose to use the Internet to find local merchants, retailers, and service providers, rather than using the print yellow pages.

While small and medium-sized businesses have generally been slower than larger businesses to adopt the Internet as an integral part of their business strategies, we believe that an Internet presence is seen by most small business owners today as a business necessity, similar to a phone and fax number. We believe that small and medium-sized businesses increasingly understand the Internet's usefulness and importance in promoting their businesses and selling their services and products. According to a March 2006 IDC report (#35050), there were approximately 8.1 million small businesses, excluding home-based businesses, in the United States in 2005, approximately 4.8 million of which had Websites. Based on those figures, we calculate that 59% of small businesses, excluding home-based businesses, were estimated to have Websites in 2005.

COMPETITION

The market for Web services is highly competitive and evolving. We expect competition to increase from existing competitors as well as new market entrants. Most existing competitors typically offer a limited number of specialized solutions and services, but may provide a more comprehensive set of services in the future. These competitors include, among others, Website designers, Internet service providers, Internet search engine providers, local business directory providers, Website domain name registrars, eCommerce service providers, lead generation companies and hosting companies. These competitors may have greater resources, more brand recognition, and larger installed bases of customers than the Company currently has, and we cannot ensure that we will be able to compete favorably against them.

We believe the principal competitive factors in the small and medium-sized business segment of the Web services and online marketing and lead generation industry include:

  {circle}Ability to reference strategic partners;

  {circle}Value and flexibility of the service offerings;

  {circle}Brand name and reputation;

  {circle}Price;

  {circle}Quality of customer support;

  {circle}Speed of customer service;

  {circle}Ease of implementation, use, and maintenance; and

  {circle}Industry expertise and focus.



SALES AND MARKETING STRATEGY

Our objective is to become a leading provider of Web services and products for small to medium-sized businesses. Key elements of our strategy include:

Continuing to Target the Small and Medium-Sized Business Market Segment. We believe the small and medium-sized business market offers us the best opportunity to continue building a eading national Web services company. We believe this is an attractive market because it is large and because these businesses need a comprehensive, affordable solution to their Web services requirements. Our Web services meet critical business needs of these businesses that they often do not have the time, resources, or technical skills to fulfill themselves.

Developing or Acquiring Complementary Services and Technologies. We market and sell Web services that are essential to an effective Internet presence such as local and regional lead generation, search engine optimization, Website search tools, affiliate marketing networks, and Web analytics. While we intend to provide many of these services through our relationships with other vendors or contractors, we will seek opportunities either to internally develop some or all of these services and products or acquire businesses that provide them.

Expanding our Distribution Channels. To sell our Web services and products cost efficiently, we plan to establish strategic marketing relationships with organizations that have strong brand recognition with small and medium-sized businesses. We also plan to undertake marketing and sales activities so that a larger proportion of our customers are acquired through increased direct sales and new reseller programs.

Selling Additional Services and Products to Existing Customers. As of September 30, 2007, we had only one client. As customers build their Internet presence, we believe that we can demonstrate the value of the additional premium services and products we offer, which can increase our average revenue per customer and improve our revenue growth. For example, we can provide paid search and e- commerce capabilities to our current customers' Websites, enabling additional sources of revenue for them while also contributing to a measurable return on their investment.

Strengthening Customer Retention. We are dedicated to enhancing customer retention and building lasting relationships with our customers. We believe it is critical to customer retention to target small and medium-sized businesses that already understand the value of the Internet to their success. Improving customer retention also requires maximizing customer loyalty. Therefore, we are focused on customer satisfaction, consistent communication, Web service and product enhancements, and high quality ustomer service. Additionally, we believe that by educating our existing and prospective customers about the value of our services to their businesses we can build lasting customer relationships.

SHARE OF MARKET

The Web services market is an extremely competitive and price-sensitive sector and it is difficult to determine our expected market share in this market. However, due to the vast size of this market in Canada and the United States, our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that any current government regulations will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as "believes," "estimates," "could," "possibly," "probably," anticipates," "projects," "expects," "may," "will," or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking
statements  reflect  management's  current expectations   and  are  inherently
uncertain. Our actual results may differ significantly from management's expectations.

The following discussion and analysis should be read in conjunction with our financial statements, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

OVERVIEW

Since inception on May 9, 2007 through September 30, 2007, we have had net income of $1,398 and to date have generated revenue of $1,434. The Company has no debt and has sufficient cash to operate for no more than one year.

The Company is in the development stage and has not yet realized any revenue from its planned operations. We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances, and general economic conditions specific to our industry.

PLAN OF OPERATION

We have built our business around a subscription-based ASP model that allows small and medium-sized businesses to outsource their Web services to us. The key elements of our business model and approach are:

Providing Comprehensive Solutions for Small and Medium-Sized Businesses. Our goal is to enable small and medium-sized businesses to outsource their Web services needs to us. Our experience is that many small and medium-sized businesses do not have the in-house expertise to effectively design an Internet presence that will generate adequate traffic to their Websites and increase direct consumer interaction. Our Web services include, among other features, Website design and publishing, local, regional, and national Internet marketing and advertising, search engine optimization, search engine submission, and lead generation. We believe this combination will provide our customers with a comprehensive solution to their Web services needs.

Forming and Enhancing Strategic Marketing Relationships. We focus on forming strategic marketing relationships with companies that have large customer bases of small and medium-sized businesses. These companies generate leads for us by providing filtered lists of their customers, conducting e-mail marketing campaigns about our Web services and products, advertising our Web services and products on the Internet, and using other forms of both direct and indirect solicitation. These companies filter the customer lists they provide to us using a number of criteria that we believe indicate when a small or medium-sized business is likely to understand the value of our Web services and products.

MARKETING

We plan to engage in a variety of marketing activities to increase awareness of our services and products, to sell additional services and products to our existing customer base, and to enhance the value we provide to small business entities. Our marketing activities will include:

  {circle}Targeted e-mail and direct response campaigns to prospects and customers;

  {circle}Search engine advertising;

  {circle}Electronic customer newsletters; and

  {circle}Affiliate programs.

We expect to incur the following costs in the next 12 months in connection with our business operations:

 Marketing costs:              [$20,000]
 General administrative costs: [$10,000]
                              -----------
 Total:                        [$30,000]

In addition, we anticipate spending an additional $10,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be [$40,000.]

NUMBER OF EMPLOYEES

We have no employees as of the date of this prospectus other than our sole officer and director. From our inception through the period ended September 30, 2007, we have principally relied on the services of our sole Director, Ya Tang Chao. We currently have no full time or part-time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. Should we expand, we will incur additional cost for personnel.

RESULTS OF OPERATIONS FOR PERIOD ENDING SEPTEMBER 30, 2007

We have earned revenues in the amount of $1,434 during the period from our inception to September 30, 2007.

We incurred operating expenses in the amount of $36 for the period from our inception to September 2007. These operating expenses were comprised of general and administrative expenses.

We have not attained a sufficient level of profitable operations and are dependent upon obtaining financing to complete our proposed business plan.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2007, the Company had working capital of $25,297. From the Company's inception to September 30, 2007, the Company has generated operating cash flow of $1,398. The Company has been financed through the private placement of our common stock of $8,225. As of September 30, 2007, the Company has no debt and $492 in recurring normal accounts payable.

While we have sufficient funds on hand to continue business operations, our cash reserves may not sufficient to meet our obligations beyond the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our sole director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

INFLATION

It is the opinion of the Company that inflation has not had a material effect on its operations.

PRODUCT RESEARCH AND DEVELOPMENT

We do not anticipate incurring any material costs in connection with product research and development activities during the next twelve months.


DESCRIPTION OF PROPERTY

We do not have ownership or leasehold interest in any property. Our president, Mr. Ya Tang Chao, provides us with office space and related office services free of charge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  {circle}Any of our directors or officers;

  {circle}Any person proposed as a nominee for election as a director;

  {circle}Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  {circle}Any member of the immediate family of any of the foregoing persons who has the same house as such person.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over-the-Counter Bulletin Board ("OTCBB") upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 29 registered shareholders.

RULE 144 SHARES

A total of 7,400,000 shares of our common stock will become available for resale to the public 90 days after the date on which we become an Exchange Act reporting company. In addition, a total of 825,000 shares of our common stock will become available for resale to the public after the earlier of (i) January 31, 2008, subject to the volume and trading limitations of Rule 144, as promulgated under the Securities Act of 1933; or (ii) 90 days after the date on which we become an Exchange Act reporting company.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

          1. 1% of the number of shares of the Company's common stock then outstanding; or

          2. the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), as currently in effect, a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Pursuant to the SEC's revisions to Rule 144, which take effect on February 15, 2008, these holding periods will be shortened to six months for Rule 144, and one year for Rule 144(k) for issuers with securities subject to the reporting requirements of section 13 or 15 (d) of the Exchange Act for at least 90 days.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 of the shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  1. we would not be able to pay our debts as they become due in the usual course of business; or

  2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

We have not compensated and have no arrangements to compensate Ya Tang Chao for his services to us as an officer. We have not granted any stock options to Mr. Chao and there are no stock option, retirement, pension, or profit sharing plans for his benefit; and, we have not entered into any employment or
consulting agreements with Mr. Chao.   In  addition, we do not pay him any
compensation for serving as a Director of the Company.

                              FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm.....................F-1

Balance Sheet as of September 30, 2007......................................F-2

Statement  of  Operations  for  the period  from  May  9,  2007  (date  of inception) until September 30, 2007.........................................F-3

Statement  of  Cash  Flows  for the period  from  May  9,  2007  (date  of inception) until September 30, 2007.........................................F-4

Statement of Stockholders' Equity for the period from May 9, 2007 (date of inception) until September 30, 2007 F-5

Notes to the Financial Statements...........................................F-6

                              GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                           SEATTLE, WASHINGTON 98144
                      (206) 328-8554,  FAX (206) 328-0383

                    REPORT OF INDEPENDENT REGISTERED PUBLIC
                               ACCOUNTING FIRM


To the Board of Directors
Web Wizard, Inc.


I have audited the accompanying balance sheet of Web Wizard, Inc.
(A Development Stage Company) as of September 30, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from May 9, 2007 (inception), to September 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Web Wizard, Inc. (a Development Stage Company) as of September 30, 2007, and the results of its operations and cash flows from May 9, 2007 (inception), to September 30, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
George Stewart, CPA

Seattle, Washington
December 14, 2007

                                WEB WIZARD, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEET
                                   (AUDITED)

                                                AS OF
                                                SEPTEMBER 30,
                                                2007
                              ASSETS
CURRENT ASSETS
Cash                                            $25,298
TOTAL CURRENT ASSETS                             25,298

  TOTAL ASSETS                                  $25,298

               LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities        $0
TOTAL CURRENT LIABILITIES                        -
 TOTAL LIABILITIES                               -

STOCKHOLDERS' EQUITY
Common stock, ($0.001 par value, 75,000,000
shares authorized; 8,225,000 shares issued and
outstanding as of September 30, 2007             8,225

Additional paid-in capital                       15,675
Deficit accumulated during exploration stage     1,398
 TOTAL STOCKHOLDERS' EQUITY                      25,298

  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY       $25,298







                       SEE NOTES TO FINANCIAL STATEMENTS

                                WEB WIZARD, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS
                                   (AUDITED)



                                                         MAY 9, 2007
                                                         (INCEPTION)
                                                           THROUGH
                                                      SEPTEMBER 30, 2007
-------------------------------------------------------------------------
 REVENUES
 Revenues                                             $         1,434
                                                     --------------------
 TOTAL REVENUES                                                 1,434

 General & Administrative Expenses                                 36
                                                     --------------------
 TOTAL GENERAL & ADMINISTRATIVE EXPENSES                           36

                                                     --------------------
 NET INCOME (LOSS)                                    $         1,398
                                                     --------------------

 BASIC EARNING (LOSS) PER SHARE                       $          0.00
                                                     --------------------

 WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING       8,087,500
                                                     --------------------







                       SEE NOTES TO FINANCIAL STATEMENTS

                                WEB WIZARD, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            FROM MAY 9, 2007 (INCEPTION) THROUGH SEPTEMBER 30, 2007
                                   (AUDITED)



                                                          DEFICIT
                                                          ACCUMULATED
                                     COMMON   ADDITIONAL  DURING        TOTAL
                          COMMON     STOCK    PAID-IN     EXPLORATION
                          STOCK      AMOUNT   CAPITAL     STAGE

BALANCE, MAY 9, 2007      0          $0       $0          $0            $0

Stock issued for cash on
June 5, 2007 @ $0.001
per share                 7,400,000  $7,400                             $7,400

Stock issued for cash on
July 31, 2007 @ $0.02
per share                 825,000    $825     $15,675                   $16,500

Net loss,
September 30, 2007                                          1,398        1,398

BALANCE,
September 30, 2007        8,225,000  $8,225   $15,675      $1,398       $25,298







                       SEE NOTES TO FINANCIAL STATEMENTS

                                WEB WIZARD, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS
                                   (AUDITED)



                                                MAY 9, 2007
                                                (INCEPTION)
                                                THROUGH
                                                SEPTEMBER 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                               $1,398
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Changes in operating assets and liabilities:
(Increase) Decrease in Accounts payable and
accrued liabilities
 NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES                                     $1,398

CASH FLOWS FROM INVESTING ACTIVITIES
 NET CASH PROVIDED BY (USED IN) INVESTING
 ACTIVITIES                                      -

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock                         8,225
Additional paid-in capital                       15,675
 NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES                                      23,900

 NET INCREASE (DECREASE) IN CASH                 25,298

 CASH AT BEGINNING OF PERIOD                     -
 CASH AT END OF YEAR                             $25,298

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during year for :
 Interest                                        $-
 Income Taxes                                    $-












                       SEE NOTES TO FINANCIAL STATEMENTS

                                WEB WIZARD, INC.


                         (A DEVELOPMENT STAGE COMPANY)


                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)





1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated in the State of Nevada on May 9, 2007. The Company is in the business of website development. The Company is considered to be a development stage company and has not generated significant revenues from operations.

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management believes that the Company will need to obtain additional funding by borrowing funds from its directors and officers, or a private placement of common stock.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements involves the use of estimates, which have been made using judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been prepared within the framework of the significant accounting policies summarized below:

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage, pursuant to Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." Since its formation, the Company has not yet realized any revenues from its planned operations.

FINANCIAL INSTRUMENTS

The fair value of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities, is equal to fair value due to their short-term to maturity. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

INCOME TAXES

The Company has adopted SFAS No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates, which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

BASIC AND DILUTED LOSS PER SHARE

In accordance with SFAS No. 128 - "Earnings per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At September 30, 2007, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

STOCK-BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Shared-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. Under SFAS
No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The Company adopted SFAS No. 123R on March 1, 2006. As the Company has never granted any stock options, the adoption of this accounting policy had no effect on its financial position or results of operations.

COMPREHENSIVE INCOME

The Company has adopted SFAS 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholder's Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any transactions that are required to be reported in other comprehensive income.

3. RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the SEC issued SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements
in current year   financial   statements.  SAB  No.  108  requires  companies
to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The adoption of SAB No. 108 had no material effect on the Company's financial statements.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some Entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning March 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Post-retirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The implementation of SFAS No. 158 had no material impact on the Company's financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities". This statement permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

4. RELATED PARTY TRANSACTIONS

Ya Tang Chao, the President of the Company may, in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Mr. Chao will not be paid for any underwriting services that he may perform on behalf of the Company with respect to the Company's SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed, which funds will be repaid from the proceeds of the offering.

5. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs 16 through 44 of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On June 5, 2007, the Company issued a total of 7,400,000 shares of common stock for cash in the amount of $0.001 per share for a total of $7,400.

On July 31, 2007 the Company issued a total of 825,000 shares of common stock for cash in the amount of $0.02 per share for a total of $16,500.

As of September 30, 2007 the Company had 8,225,000 shares of common stock issued and outstanding.

6. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of September 30, 2007:

Common stock, $0.001 par value: 75,000,000 shares authorized; 8,225,000 shares issued and outstanding.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.



                             AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

UNTIL _______, 2008, [___] DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.






                                WEB WIZARD, INC.


                                3,225,000 SHARES


                                   PROSPECTUS
















                                 _________________, 2008

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS



ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company orits shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

 (1)a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

 (2)a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

 (3)a transaction from which the director derived an improper personal profit;
    and

 (4)willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding
(or part thereof) initiated by such person unless:

 (1)such indemnification is expressly required to be made by law;

 (2)the proceeding was authorized by our Board of Directors;

 (3)such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

 (4)such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.



ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

 Securities and Exchange Commission registration fee $        2.53
 Transfer Agent Fees                                 $    3,000.00
 Accounting fees and expenses                        $    7,000.00
 Legal fees and expenses                             $    4,000.00
 Edgar filing fees                                   $    1,000.00
                                                    ---------------
 Total                                               $   15,002.53
                                                    ---------------

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share on June 5, 2007. The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act. These 5,000,000 shares were issued Ya Tang Chao, our president, chief executive officer, treasurer, secretary and sole director.

We completed an additional offering of 2,400,000 shares of our common stock at a price of $0.001 per share to a total of 6 purchasers on June 5, 2007. The total amount received from this offering was $2,400. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

 NAME OF SUBSCRIBER NUMBER OF SHARES
-------------------------------------
 Weixia Guo            400,000
 Ji Chen               400,000
 Qisen Hou             400,000
 Xiang Wang            400,000
 Li Wei                400,000
 Fan Jinsheng          400,000
-------------------------------------

We completed an offering of 825,000 shares of our common stock at a price of $0.02 per share to a total of 22 purchasers on July 31, 2007. The total amount received from this offering was $16,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

 NAME OF SUBSCRIBER           NUMBER OF SHARES
-----------------------------------------------
 Shiyi Zhou                       37,500
 Ge Zhang                         37,500
 Yang Wang                        37,500
 Cui Gui Chen                     37,500
 Venkatasubramaniam Ganapathy     37,500
 Kaiyu Wu                         37,500
 Wu Yan                           37,500
 Xue Qiang Qian                   37,500
 Hu Da Wei                        37,500
 Cheng Chang Zhen                 37,500
 Xinghui Tang                     37,500
 Yin Kang                         37,500
 Yingqiang Fei                    37,500
 Song Tao Ma                      37,500
 Blaine Yamakawa                  37,500
 Joleen Basigin                   37,500
 Dawson Zhou                      37,500
 Kam Tim Sin                      37,500
 Wing Wa Betty Leung              37,500
 Suyun Jian                       37,500
 Chunlan Chen                     37,500
 Jimin Huang                      37,500
-----------------------------------------------


REGULATION S COMPLIANCE

  {circle}Each offer or sale was made in an offshore transaction;

  {circle}Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

  {circle}Offering restrictions were, and are, implemented;

  {circle}No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

  {circle}Each purchaser of the securities certifies  that  it  was  not a U.S.
     person and was not acquiring the securities for the account or benefit of any U.S. person;

  {circle}Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

  {circle}The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

  {circle}We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.



ITEM 27. EXHIBITS

 EXHIBIT NUMBER
                               DESCRIPTION
-----------------------------------------------------------
   3.1          Articles of Incorporation
   3.2          Bylaws
   4.1          Specimen Common Stock Certificate*
   5.1          Legal opinion of Gersten Savage LLP
  23.1          Consent of the firm of George Stewart, CPA

*To be filed by amendment

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

      1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
              (a)include  any  prospectus  required by Section 10(a)(3)of the
                 Securities Act of 1933;
              (b)reflect  in  the  prospectus  any  facts  or  events  which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
              (c)include any additional  or  changed  material information on the plan of distribution.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
      (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section
            230.424 of  this chapter);
      (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
      (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
      (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Jiang Men City, China, January 11, 2008.




                                  WEB WIZARD, INC.














                                     By: /s/ Ya Tang Chao
                                         Ya Tang Chao
                                         President, Chief Executive
                                         Officer, Treasurer, Secretary,
                                         Principal Accounting Officer,
                                         Principal Financial Officer and
                                         Director



In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

  SIGNATURE         CAPACITY IN WHICH SIGNED                DATE

/s/ Ya Tang Chao    President, Chief Executive Officer,     January 11, 2008
                    Secretary, Treasury and Director

                                 EXHIBIT INDEX

 EXHIBIT NUMBER
                               DESCRIPTION
-----------------------------------------------------------
   3.1          Articles of Incorporation
   3.2          Bylaws
   4.1          Specimen Common Stock Certificate*
   5.1          Legal opinion of Gersten Savage LLP
  23.1          Consent of the firm of George Stewart, CPA


*To be filed by amendment